UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2017

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Express Scripts Holding Company (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) at the Company’s principal executive offices on Thursday, May 11, 2017. Of the 600,312,808 shares outstanding and entitled to vote, 530,016,456 shares were represented at the meeting, or an 88.3% quorum. The results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1. Election of Directors. All of the nominees nominated by the Board of Directors for director were elected to serve until the next annual meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Maura C. Breen	450,857,929	14,092,885	1,827,831	63,237,811
William J. DeLaney	453,455,019	11,435,181	1,888,445	63,237,811
Elder Granger, M.D., MG, USA (Retired)	463,002,048	1,893,795	1,882,802	63,237,811
Nicholas J. LaHowchic	448,400,876	16,495,385	1,882,384	63,237,811
Thomas P. Mac Mahon	453,838,774	11,055,248	1,884,623	63,237,811
Frank Mergenthaler	462,935,814	1,937,390	1,905,441	63,237,811
Woodrow A. Myers, Jr., M.D.	452,873,549	12,026,708	1,878,388	63,237,811
Roderick A. Palmore	462,573,017	2,293,114	1,912,514	63,237,811
George Paz	458,152,797	8,078,126	547,722	63,237,811
William L. Roper, M.D., MPH	464,222,075	2,046,680	509,890	63,237,811
Seymour Sternberg	456,203,380	8,680,951	1,894,314	63,237,811
Timothy Wentworth	463,568,302	2,638,978	571,365	63,237,811

Proposal 2. The appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accountants for 2017 was ratified by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
523,089,781	6,205,914	720,761

Proposal 3. The stockholders approved, on a non-binding basis, executive compensation, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
425,745,314	39,292,123	1,741,208	63,237,811

Proposal 4. The stockholders recommended, by non-binding vote, the holding of votes on executive compensation on an annual basis, by the votes set forth in the table below. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors has determined that the Company will hold annual votes on executive compensation until the next advisory vote on the frequency of votes on executive compensation occurs. The next non-binding advisory vote regarding the frequency of votes on executive compensation is required to be held no later than the Company’s 2023 Annual Meeting of Stockholders, although an earlier vote may be held at the discretion of the Board of Directors.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
423,393,460	1,275,015	41,246,152	864,018	63,237,811

Proposal 5. A stockholder proposal regarding the Chairman of the Board of Directors being an independent member of the Board of Directors was rejected by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
216,893,238	244,490,020	5,395,387	63,237,811

Proposal 6. A stockholder proposal regarding annual reporting of gender pay gaps within the Company was rejected by the stockholders, by the vote set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,206,092	417,437,365	17,135,188	63,237,811

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: May 12, 2017	By:	/s/ Martin P. Akins
Martin P. Akins Senior Vice President and General Counsel